Exhibit 5(b)
SECUREPATH® FOR LIFE IRA ENROLLMENT FORM
TRANSAMERICA LIFE INSURANCE COMPANY
Home Office: Cedar Rapids, IA Telephone: (866) 834-6311
Mailing Address: 408 St. Peter Street, Suite 230, St. Paul, MN 55102
Use this form to initiate the Rollover Distributions and Portability of Guarantees provision of the SecurePath® for Life with Mass Fidelity Trust Company (MFTC) as custodian.

PARTICIPANT INFORMATION

Participant Name:

Residential Address:(1)

Mailing Address:

SSN: ____________________ DOB: __________________________ Telephone Number: _______________________ Sex: ☐ M ☐ F

Citizenship:	☐ U.S. Citizen ☐ Non-U.S.Citizen (Country of Citizenship: ____________________ ) ☐ Resident Alien ☐ Non-Resident Alien

(1)Address must be completed and cannot be a P.O. Box.

TYPE OF PLAN
Select only one:
☐ Traditional IRA Only
☐ Roth IRA Only
☐ Traditional and Roth IRA Combination

DISTRIBUTION INFORMATION (Optional)
In order to elect a Lock-In Date and start withdrawals of the Guaranteed Income Amount, you must (i) attain age 55 (and a spouse must attain age 50 for you to elect a Lock-In Date under joint coverage); (ii) be entitled to make withdrawals under the terms of the Plan, and (iii) be eligible to receive a Guaranteed Income Amount equal to at least $250. At the Lock-In Date, you must: (i) establish joint or single life coverage; and (ii) establish the automated payment schedule for withdrawals of the Guaranteed Income Amount.
If you wish to establish a Lock-In Date and take in-service withdrawals of the Guaranteed Income Amount you must be fully vested in the Account Value in the SPL under the terms of the Plan. You must give Transamerica Life Insurance Company written notice whenever you elect to establish a Lock-In Date pursuant to the Lock-In Form provided by Transamerica Life Insurance Company.
☐ Election to Lock-In — SINGLE COVERAGE
☐ Election to Lock-In — JOINT COVERAGE (If joint coverage is elected, your beneficiary must be your spouse.)
You may elect joint coverage provided that you have attained the minimum age of 55 years old, and your spouse is at least 50 years old, on the Lock-In Date. There is no additional charge for joint coverage, but: (i) a lower Guaranteed Income Rate will apply if you elect joint coverage, and (ii) the Guaranteed Income Rate will be based on the age of the younger of you or your spouse. Under joint coverage, your spouse may continue to receive withdrawals of the Guaranteed Income Amount for his or her life pursuant to the contract. Joint coverage can only apply to the person you are legally married to on the Lock-In Date. Transamerica Life Insurance Company may require proof of marriage and the spouse’s birth certificate in order to establish joint coverage. The election to establish joint coverage and the designation of the spouse that is the beneficiary of the joint coverage is irrevocable after the Lock-In Date. You may not add or remove joint coverage after the Lock-In Date.
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BENEFICIARY(IES) DESIGNATION
If there are more than three (3) beneficiaries, attach an Additional Beneficiary Form. The percentages you assign for each beneficiary must be whole percentages and the total of all percentages added together must be 100%. If you do not assign percentages to your beneficiaries, we will assume that all beneficiaries who are living at the time of death will receive equal shares of the death benefit. If there are no surviving beneficiaries, proceeds may be payable to the owner or owner’s estate, per the terms of the policy.
Beneficiary Designation must have at least one primary beneficiary listed. If you have already selected a Lock-in-Date for the SecurePath® for Life Guaranteed Income Amount and you have elected joint coverage, your beneficiary must be your spouse. If you elected joint coverage and designate a beneficiary other than your spouse, this form will be considered not in good order and will not be processed.
☐ Primary ☐ Contingent            Allocation Percentage: ____________%

Complete Legal Name:	☐ Spousal Beneficiary

Relationship to Participant:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Gender: ☐ Male ☐ Female ☐ N/A — Entity or Trust(2)

Citizenship:	☐ U.S. Citizen ☐ Non-U.S.Citizen (Country of Citizenship: _______________ ) ☐ Resident Alien ☐ Non-Resident Alien
☐ Primary ☐ Contingent            Allocation Percentage: ____________%

Complete Legal Name:	☐ Spousal Beneficiary

Relationship to Participant:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Gender: ☐ Male ☐ Female ☐ N/A — Entity or Trust(2)

Citizenship:	☐ U.S. Citizen ☐ Non-U.S.Citizen (Country of Citizenship: _______________ ) ☐ Resident Alien ☐ Non-Resident Alien
☐ Primary ☐ Contingent            Allocation Percentage: ____________%

Complete Legal Name:	☐ Spousal Beneficiary

Relationship to Participant:

Mailing Address:	City, State, Zip:

SSN/TIN:	Date of Birth:

Gender: ☐ Male ☐ Female ☐ N/A — Entity or Trust(2)

Citizenship:	☐ U.S. Citizen ☐ Non-U.S.Citizen (Country of Citizenship: _______________ ) ☐ Resident Alien ☐ Non-Resident Alien

(2) A Trustee Certification Form is required if a Trust is named as Beneficiary.
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SIGNATURE(S) OF AUTHORIZATION ACCEPTANCE
•	Unless I have notified Transamerica Life Insurance Company of a community or marital property interest in this contract, Transamerica Life Insurance Company will rely on good faith belief that no such interest exists and will assume no responsibility for inquiry.

•	To the best of my knowledge and belief, all of my statements and answers on this form are correct and true.

•	This form is subject to acceptance by Transamerica Life Insurance Company. If this form is rejected for any reason, Transamerica Life Insurance Company will be liable only for return of purchase payment paid.

•	I understand that federal law requires all financial institutions to obtain customer information, including the name, residential address, date of birth, Social Security Number or Tax Identification Number and any other information necessary to sufficiently identify each customer. I understand that failure to provide this information could result in the annuity contract not being issued, delayed or unprocessed transactions, or annuity contract termination.

•	I have read the Fraud and Disclosure Statements listed in this form.

Signed at:

	City	State	Date

F	Participant Signature:	X

AGENT INFORMATION

Agent Full Name:

Agent ID Number:	Florida Agent License Number:

Phone Number:	Email Address (Optional):

F	Signature:	X

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Fraud and Disclosure Statements
For Applicants in AZ
Upon your written request, the Company is required to provide, within a reasonable time, reasonable factual information concerning the benefits and provisions of the contract to you. If for any reason you are not satisfied with the contract, you may return it within thirty days after it is delivered and receive a refund equal to the premiums paid, including any policy or contract fees or other charges, less the amounts allocated to any separate accounts under the policy or contract, plus the value of any amounts allocated to any separate accounts under the policy or contract on the date the returned policy is received by the insurer.
For Applicants in AR, LA, ME, NM, OH, OK, RI, TN, WV
Any person who knowingly presents a false or fraudulent claim for payment of a loss or benefit or knowingly presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.
For Applicants in CO
It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance, and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete, or misleading facts or information to policyholder or claimant for the purpose of defrauding or attempting to defraud the policyholder or claimant with regard to settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.
For Applicants in DC
WARNING: It is a crime to provide false or misleading information to an insurer for the purpose of defrauding the insurer or any other person. Penalties include imprisonment and/or fines. In addition, an insurer may deny insurance benefits if false information materially related to a claim was provided by the applicant.
For Applicants in FL
Any person who knowingly and with intent to injure, defraud, or deceive any insurer files a statement of claim or an application containing any false, incomplete, or misleading information is guilty of a felony of the third degree.
For Applicants in KY
Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance containing any materially false information or conceals, for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime.
For Applicants in MD
Any person who knowingly and willfully presents a false or fraudulent claim for payment of a loss or benefit or who knowingly and willfully presents false information in an application for insurance is guilty of a crime and may be subject to fines and confinement in prison.
For Applicants in NJ
Any person who includes any false or misleading information on an application for an insurance policy is subject to criminal and civil penalties.
For Applicants in PA
Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.
For Applicants in VA
It is a crime to knowingly provide false, incomplete or misleading information to an insurance company for the purpose of defrauding the company. Penalties include imprisonment, fines and denial of insurance benefits.
For Applicants in WA
It is a crime to knowingly provide false, incomplete, or misleading information to an insurance company for the purpose of defrauding the company. Penalties may include imprisonment, fines, or a denial of insurance benefits.
Under the Washington Uniform Transfers to Minors Act, extending custodianship to age twenty-five may cause you to lose your annual exclusion from Federal Gift Tax. We recommend you seek the advice of your tax counsel prior to making this election.
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